Fisher Communications Nominates Four Qualified Directors
for Election at 2011 Annual Meeting of Shareholders

Industry Expert Roger L. Ogden to Join Current Directors Michael D. Wortsman,
Richard L. Hawley and Anthony B. Cassara as Fisher’s Nominees

SEATTLE, WA – March 8, 2011 – Fisher Communications, Inc. (NASDAQ: FSCI), a leader in local media innovation, today announced its slate of directors for election at the 2011 Annual Meeting of Shareholders. Fisher is nominating Roger L. Ogden, a recognized leader in the broadcast industry, in addition to current directors Michael D. Wortsman and Richard L. Hawley, as well as newly appointed director Anthony B. Cassara, another successful television executive.

“We are pleased to be able to nominate four very qualified, independent directors, whose collective skills include significant broadcasting and financial expertise,” said Paul Bible, Chair of the Company’s Nominating and Corporate Governance Committee. “Their proven experience will be a tremendous asset to the Company as we pursue our strategic goals and work to deliver enhanced shareholder value.”

“The Board is very excited to have the opportunity to work with Roger and Tony, two broadcasting executives who have created tremendous value for their shareholders over the course of the last 30 years,” Mr. Bible added. “Their comprehensive understanding of the broadcast industry will bring an important perspective to the boardroom. Their experience, combined with Mr. Wortsman’s extensive broadcasting background and Mr. Hawley’s strong financial expertise and status as our audit committee chairman and financial expert, creates a knowledgeable and highly experienced slate of directors.”

Mr. Ogden has more than 35 years of broadcasting experience and currently serves on the Board of Directors of E.W. Scripps Company (NYSE: SSP), a media conglomerate, and is Chairman of the Board of Directors of Chyron Corporation (NASDAQ: CHYR), a digital video media company. Prior to his retirement in 2007, Mr. Ogden served as President and CEO of Gannett’s Television division, where he was responsible for 23 television stations. He was recognized as Broadcasting & Cable’s 2007 Broadcaster of the Year for his distinguished leadership at Gannett. Mr. Ogden also served as Senior Vice President of Design, Innovation and Strategy for Gannett, where he encouraged development of new business ideas.

Fisher also announced that William W. Warren, Jr. has decided to retire from the Board and not stand for re-election when his term expires at the 2011 Annual Meeting. As previously announced, George F. Warren, Jr. will also retire from the Board as of the 2011 Annual Meeting. The Company will not fill the seat he currently occupies and the size of Fisher’s Board will be reduced from ten directors to nine as of the 2011 Annual Meeting. If elected by shareholders, Mr. Ogden and Mr. Cassara will be the third and fourth new directors elected to the Board during Fisher’s past three shareholder meetings. Further, with the election of the Company’s entire nominee slate, Fisher’s nine-member Board would include five very experienced current and former broadcast and network executives, with strong collective expertise in all facets of broadcasting, including local news, Spanish language, network affiliations, sports and digital media initiatives.

The Company expects to file its preliminary proxy statement with the Securities and Exchange Commission later in March, at which time shareholders will receive further information on how to vote at the 2011 Annual Meeting of Shareholders.

Additional Information on Fisher’s Nominees

Anthony B. Cassara
Mr. Cassara has been a director of the Company since February 2011. Since January 2008, Mr. Cassara has been a principal and founding member of Clocktower Partners LLC, a media management firm. He served as President of Paramount Pictures’ Television Stations Group from 1993 to 2000, where he led a turnaround of the Group that led to record profits. He also developed and executed a strategy that expanded Paramount’s television group from six stations to 20 stations. Mr. Cassara began his broadcasting career at KTLA Television in Los Angeles, where he became the youngest General Manager in the station’s history in 1977.

From 2000 to 2007, Mr. Cassara served as Executive Vice President of Chartwell Partners LLC, where he worked closely with Univision Chairman and Chartwell owner Jerry Perenchio on the expansion of Univision’s business. Mr. Cassara worked hand-in-hand with Mr. Perenchio to acquire U.S. television stations and launch Univision’s second television network, Telefutura. He served on Univision’s Board of Directors from 2005 until the company was taken private in 2007.

Richard L. Hawley
Mr. Hawley has been a director of the Company since 2003. Mr. Hawley has been Executive Vice President and Chief Financial Officer of Nicor Inc., a publicly-traded holding company, and Nicor Gas, a natural gas distribution company, since 2003. In this position, he is responsible for the company’s finance, accounting, treasury, investor relations, risk management and information technology activities.

Prior to joining Nicor, Mr. Hawley served as the Chief Financial Officer for Puget Energy, Inc. and its natural gas and electricity subsidiary Puget Sound Energy, Inc. Previously, he spent 25 years at Coopers & Lybrand (now PricewaterhouseCoopers), where he held various positions, including partner, responsible for serving clients in a broad range of industries, including publicly-held companies in the utility and other sectors.

Roger L. Ogden
Mr. Ogden currently serves as an independent consultant to several broadcast related companies. From July 2005 until his retirement in July 2007, he was President and CEO of the Gannett Television Division, where he had overall responsibility for 23 television stations owned by Gannett and also served as Senior Vice President of Design, Innovation and Strategy for Gannett Co., Inc., encouraging development of new business ideas and improved processes, from June 2006 until July 2007.

From August 1997 to July 2005, Mr. Ogden served as Senior Vice President of the Gannett Television Division of Gannett Co., Inc. and President and General Manager of KUSA Television in Denver, Colorado, where he had overall management responsibility for the station. From 1995 to 1997, he served as President and Managing Director of NBC Europe for NBC Universal. He began his career at Denver station KBTV-TV in 1967.

Mr. Ogden currently serves as a director on the board of E.W. Scripps Company, a publicly traded media company, and as Chairman of the Board of Directors of Chyron Corporation, a leading provider of graphics as a service for on air, online, out of home, and mobile applications, since October 2008.

Michael D. Wortsman
Mr. Wortsman has been a director of the Company since July 2007 and has served as non-executive Chairman of the Board of Directors since April 2009. Since May 2010, he has served as the Chairman of ImpreMedia, a Spanish-language online and print news publisher, and previously acted as interim Chief Executive Officer from January 2010 until May 2010.

Mr. Wortsman is also a private investor focusing on television content and feature film production, and has served as a Senior Managing Partner of Frontera Productions LLC, a film production company he co-founded, since January 2008. He was President of Univision Television Group, the leading Spanish language media company in the United States, from 1997 until the sale of the company in April 2007. Before joining Univision as Executive Vice President, Corporate Development in 1993, he held various executive positions at ABC, FOX and NBC-owned television and radio stations.

Important Additional Information

In connection with its 2011 Annual Meeting of Stockholders, the Company will file a proxy statement and other documents regarding the 2011 Annual Meeting with the Securities and Exchange Commission and will mail the definitive proxy statement and a proxy card to each shareholder of record entitled to vote at the 2011 Annual Meeting. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. When they are available, the proxy statement and other documents relating to the 2011 Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at its website, www.fsci.com, under: Investor Information – SEC Filings.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2011 Annual Meeting. INFORMATION REGARDING THE INTERESTS OF THE DIRECTORS AND EXECUTIVE OFFICERS IS SET FORTH IN THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2010 FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 2011 AND IN THE COMPANY’S PROXY STATEMENT RELATING TO ITS 2010 ANNUAL MEETING OF SHAREHOLDERS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 2010.

About Fisher Communications, Inc.

Fisher Communications, Inc. is a Seattle-based communications Company that owns and operates 13 full power television stations, 7 low power television stations, and 8 radio stations in the Western United States. The Company also owns and operates Fisher Interactive Network, its online division (including over 120 online sites), Fisher Pathways, a satellite and fiber transmission provider, and Fisher Plaza, a media, telecommunications, and data center facility located near downtown Seattle. For more information about Fisher Communications, Inc., go to www.fsci.com.

Contacts:
Sard Verbinnen & Co
Paul Kranhold / Ron Low / David Isaacs
(415) 618-8750

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